AMENDMENT TO TRANSFER AGENCY AGREEMENT


   This is an Amendment to Transfer Agency Agreement made as of the 28th day of February, 1997, between INVESCO INCOME FUNDS, INC., a Maryland corporation (the "Fund"), and INVESCO FUNDS GROUP, INC., a Delaware corporation (the "Transfer Agent").

   WHEREAS, effective as of October 29, 1998, the Fund has changed its name to "INVESCO Bond Funds, Inc.";

   NOW, THEREFORE, the name of the Fund is "INVESCO Bond Funds, Inc.."

   IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the effective date of October 29, 1998.

                              INVESCO INCOME FUNDS, INC.



                              By:  /s/ Mark H. Williamson
                                   -----------------------
                                     Mark H. Williamson
                                     President
ATTEST:

/s/ Glen A. Payne
-----------------------
Glen A. Payne, Secretary
                              INVESCO FUNDS GROUP, INC.


                              By:  /s/ Ronald L. Grooms
                                   -----------------------
                                     Ronald L. Grooms
                                     Senior Vice President

ATTEST:

/s/ Glen A. Payne
-----------------------
Glen A. Payne, Secretary